UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 23, 2011 (December 21, 2011)

FIFTH SEASON INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53141	26-0855681
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

C-22, Shimao Plaza, 9 Fuhong Lu
Futian District, Shenzhen 518033
People’s Republic of China
(Address of principal executive offices)

(86) 755 83 67 9378
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 21, 2011, Mr. Zhuming Zhang submitted a letter notifying Fifth Season International, Inc. (the “Company”) of his resignation from his position as the Company’s Chief Financial Officer, effective December 21, 2011. Mr. Zhang’s resignation was for personal reasons and not due to any disagreement with the Company.

On December 21, 2011, the Board of Directors appointed Mr. Glen R. Shear, to serve as the Company’s Chief Financial Officer, effective immediately.

Glen R. Shear: Mr. Shear, age 51, has served as the Company’s Chief Financial Officer since December 21, 2011. Prior to joining us, Mr. Shear served, from February 2002 to June 2007, as the Chief Financial Officer of Israel Technology Acquisition Corp, a US public company. Mr. Shear also served, from January 1999 to December 2011, as the co-owner of Glenco Corp., a financial and strategic advisory firm based in Toronto, Canada. In this capacity Mr. Shear provided financial and strategic planning advice with respect to real estate and retail development projects, as well as in connection with M&A transactions. Mr. Shear holds a Master’s Degree in Business Administration from the University of Chicago, and a Bachelor’s Degree, Summa Cum Laude and Phi Beta Kappa, from Brandeis University.

Mr. Shear entered into an employment agreement (the "Employment Agreement") with the Company on December 21, 2011. Pursuant to the Employment Agreement, Mr. Shear is entitled to receive 20,000 restricted shares of the Company’s common stock as well as participate in any future Company executive benefit plans, as determined by the Company’s board of directors. Mr. Shear is also subject to usual and customary confidentiality and non-competition covenants and the Employment Agreement may be terminated by either the Company or Mr. Shear upon ten days’ written notice.

The foregoing description of the terms of the Employment Agreement is qualified in its entirety by reference to the provisions of the Employment Agreement filed as Exhibit 10.1 to this report, which are incorporated by reference herein.

Mr. Shear is not related to any of the Company’s executive officers or directors, nor has she been a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Employment Agreement, dated December 21, 2011, by and between the Company and Glen Shear.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2011	FIFTH SEASON INTERNATIONAL, INC.

By: /s/ Shaoping Lu
Shaoping Lu
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Employment Agreement, dated December 21, 2011, by and between the Company and Glen Shear.